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The Vantagepoint Funds
FYE 12/31/00
Attachment Filed in Response to Form N-SAR Sub-Item 77P
Vantagepoint Fund of Fund Allocation %


               All-Equity Growth     Long-Term Growth        Traditional Growth     Conservative Growth     Savings Oriented
Name of        Market      % of      Market       % of       Market       % of      Market      % of        Market      % of
Fund Owned     Value       Total MV  Value        Total MV   Value        Total MV  Value       Total MV    Value       Total MV

Growth
& Income       $2,031,247  19.97%    $82,342,004  19.49%     $64,500,400  14.18%    $21,021,888  9.28%      $9,162,086   9.25%

Equity
Income         $1,689,854  16.61%    $48,659,615  11.52%     $50,316,553  11.06%    $23,552,502 10.40%      $9,989,160  10.09%

International  $2,155,993  21.19%    $42,532,978  10.07%     $44,532,484   9.79%    $10,884,786  4.81%      $4,732,334   4.78%

US Treasury                                                                                                 $9,981,130  10.08%

Income
Preservation                                                $146,091,844  32.13%   $117,726,235 51.98%     $65,136,305  65.80%

Aggressive
Opportunities  $1,892,204  18.60%    $55,624,730  13.16%     $39,683,881   8.73%     $9,931,592  4.39%

Core Bond                            $96,465,408  22.82%     $49,885,981  10.97%    $23,662,651 10.45%

Growth         $2,403,560  23.63%    $75,072,739  17.77%     $59,768,669  13.14%    $19,678,357  8.69%

Overseas
Equity Index                         $21,866,918   5.17%

Total
Market Value  $10,172,858  100.00%   $422,564,391  100.00%  $454,779,812 100.00%   $226,458,012 100.00%    $99,001,016 100.00%

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